EXHIBIT 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Miravant Medical Technologies 2000 Stock Compensation Plan of our report dated March 16, 2004, with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                    /S/ ERNST & YOUNG LLP
                                                    ---------------------
                                                        ERNST & YOUNG LLP


Woodland Hills, California
July 14, 2004